EXHIBIT 6

THE WESTAIM CORPORATION

Certification Pursuant to 18 U.S.C. § 1350
(Section 906 of Sarbanes-Oxley Act of 2002)

In connection with the report of The Westaim Corporation (the “Company”) on Form 40-F for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2004

/s/ Barry M. Heck		/s/ G.A. (Drew) Fitch

Name:	Barry M. Heck	Name:	G.A. (Drew) Fitch
Title:	Chief Executive Officer	Title:	Chief Financial Officer
	The Westaim Corporation		The Westaim Corporation

A signed original of this written statement required by Section 906 has been provided to The Westaim Corporation and will be retained by The Westaim Corporation and furnished to the Securities and Exchange Commission or its staff upon request.